Exhibit 10.2
INCENTIVE STOCK OPTION AGREEMENT
     This INCENTIVE STOCK OPTION AGREEMENT (“Agreement”) is entered into effective as of the ___ day of ___, 20___(the “Date of Grant”), between TARRAGON CORPORATION, a Nevada corporation (the “Company”), and ___, an individual (the “Optionee”).
     WHEREAS, the Company has adopted, with the approval of its stockholders, the Tarragon Corporation Omnibus Plan (such Plan, as same may hereinafter be amended, is referred to as the “Plan”), a copy of which will be provided to Optionee at any time upon request; and
     WHEREAS, in order to achieve the objectives of the Plan, and to secure the continuing services of Optionee, the Company wishes to grant to Optionee an “Incentive Stock Option” (as that term is defined in the Plan and Section 422 of the Internal Revenue Code of 1986, as amended, to purchase certain shares of the common stock of the Company, $.01 par value (the “Shares”), exercisable for the period and upon the terms hereinafter set out.
     ACCORDINGLY, in consideration of the foregoing premises, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Optionee agree as follows:
     1. Grant of Option. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Optionee the Option to purchase ___Shares of the Company, at a price of $______ per share (the “Exercise Price”).
     2. Term of Option; Vesting. Except as otherwise provided herein, Optionee shall have the right to acquire Shares under this Agreement beginning one calendar year and one day after the Date of Grant and continuing through the “Termination Date” (as that term is defined in paragraph 6), to the extent of the number of Shares covered by this Option multiplied by twenty percent (20%) and by the number of full calendar years which have elapsed since the Date of Grant, until the fifth anniversary of the Date of Grant, and thereafter to the extent of the full number of Shares covered by this Option. Optionee may exercise this Option from time to time, in whole or in parts of no fewer than one hundred (100) shares (or the total remaining shares covered by this Option if less than 100), at the election of the Optionee, but only with respect to those Shares for which the appropriate time has elapsed as set forth herein.
     3. Condition Precedent. As a condition precedent to the right to acquire Shares of the Company pursuant to this Option, Optionee agrees to use or continue to use his or her best lawful efforts for the benefit of the Company and its subsidiaries during the term of this Option.
     4. Method of Exercise; Payment. This Option may be exercised from time to time, as provided above, by delivering, to the Secretary or Treasurer of the Company, written notice of intention to exercise and full payment of the amount of the Exercise Price for the number of Shares of the Company with respect to which the Option is being exercised. Payment may be made (i) by cash, certified check or the equivalent thereof acceptable to the Company, or (ii) by delivery of Shares of the Company owned by Optionee at least six (6) months or longer on the date of exercise (which Shares shall be valued for purposes of payment at the “Fair Market Value” thereof, as defined in the Plan), or (iii) by a combination of such methods of payment.

     5. Limitation on Transferability. This Option is personal to Optionee, and may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) except as otherwise provided by the laws of descent and distribution. Any attempt to sell, transfer, assign, pledge or hypothecate or otherwise dispose of this Option contrary to the provisions of this Agreement and the Plan, or upon levy or any attachment or similar process upon this Option or Optionee’s rights hereunder, this Option and such rights shall immediately become null, void and of no further force or effect.
     6. Termination Date. This Option and all rights granted under this Agreement, to the extent those rights have not been exercised, will terminate and become null and void at 5:00 p.m., Central Standard Time, on the date ten (10) calendar years following the Date of Grant (the “Termination Date”) or sooner if the relationship of Optionee to the Company ceases for any reason (including discharge by the Company or its Advisor). In the event of termination of Optionee’s relationship to the Company for any reason other than Optionee’s death, Optionee may exercise the Option at any time within ninety (90) calendar days following the date of such termination, to the same extent the Option was exercisable by Optionee on the date of termination, but not otherwise. If Optionee dies while employed by the Company or one of its subsidiaries or within the ninety (90) calendar day period following termination of such relationship, the person or persons to whom his or her rights under the Option shall pass, whether by will or by the applicable laws of descent and distribution, may exercise such Option, to the extent Optionee was entitled to exercise it on the date of his death, for a period of one hundred eighty (180) calendar days following Optionee’s date of death. Notwithstanding anything in this Agreement to the contrary, this Option and all rights granted by this Agreement shall in all events terminate and become null and void on the Termination Date.
     7. Securities Laws. By accepting this Option and executing this Agreement, Optionee acknowledges (a) that this Option is a “restricted” security within the meaning of the Securities Act of 1933, as amended, and may not be transferred except as provided herein; (b) that upon exercise of this Option, Optionee may receive “restricted” securities of the Company; (c) that the Company may register shares of common stock under the Plan, but is under no obligation to register the Shares of the Company which are the subject of this Option; and (d) that at the time of exercise of this Option, in whole or in part, Optionee may be required to execute an Investment Representation Letter or such other written representations concerning his or her intentions for the retention or disposition of the Shares of the Company being acquired by the exercise, as, in the opinion of counsel to the Company, shall be necessary or advisable to insure that any disposition of the Shares acquired through the exercise will not involve the violation of the Securities Act of 1933, as amended, any applicable state securities or blue sky laws, any similar or superseding statute or statutes, or any applicable federal or state statute or regulation, as then in effect.
     8. Adjustment of Number of Shares. The number of Shares subject hereto and the Exercise Price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from the subdivision or consolidation of Shares, or the payment of stock dividends after the Date of Grant, or other increases or decreases in the number of Shares outstanding effected without receipt of consideration by the Company; provided, however, that any Option to purchase fractional shares resulting from such adjustments shall be eliminated. The issuance by the Company of any Shares of any class, or any securities convertible into Shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants subscribed therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of the Company subject to this Option.

     9. Merger and Consolidation. Upon any merger or consolidation where the Company is the surviving entity, this Option shall continue in accordance with its terms except that, upon any exercise of this Option (or any substitute Option), Optionee shall be entitled to receive, in lieu of Shares of the Company, the amount of securities or other consideration received in the merger or consolidation by holders of the same number and class of Shares of the Company as may be exercised by Optionee under this Option.
     10. Change of Control. In the event of a Change in Control, as hereinafter defined, of the Company, this Option shall become immediately exercisable as of the date of such Change in Control, to the extent of the total Shares covered by this Option, and shall remain exercisable through the Termination Date. For purposes of this Agreement, a “Change in Control” shall be deemed to occur: (i) upon the approval by the Board of Directors of the Company (or if approval of the Board is not required as a matter of law, the shareholders of the Company) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which the Shares would be converted into cash, securities or other property other than a merger in which the holders of the Shares immediately prior to the merger will have the same proportionate ownership of the shares of the surviving entity immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company; or (ii) when any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the Shares outstanding at the time, without the prior approval of the Board; or (iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.
     11. Rights of Optionee. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares covered by this Option, except to the extent that this Option shall have been exercised with respect thereto. Except as provided in paragraph 8, no adjustment shall be made for dividends or other rights for which the record date is prior to the date a stock certificate is issued to Optionee. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference securities ahead of or affecting the Shares of the Company or the rights thereof or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.
     12. Determination of Board of Directors. This Option is subject to all the terms and conditions of the Plan, and specifically to the power of the Committee appointed by the Board of Director’s of the Company to administer and interpret the Plan and Options granted thereunder. In the event of any conflict between the Plan and this Agreement, the provisions of the Plan shall control. Optionee agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option, Agreement or the Plan shall be determined by the Committee in its reasonable discretion, and that any good faith determination, interpretation or other action by the Committee, or in its absence, by the Board of Directors of the Company, relating to this Option, Agreement or the Plan shall be final, binding and conclusive for all purposes and upon all parties, including Optionee.

     13. Defined Terms. Terms utilized in this Agreement which are not otherwise defined herein have the same meaning as set forth in the Plan.
     14. Notices. Any notices required or permitted to be given pursuant to this Agreement must be given in writing and mailed by first class mail or be hand delivered. All notices to the Company shall be effective only upon receipt by an officer of the Company and any notices given by the Company shall be deemed to be received by Optionee on the third day after the date of such notice.
     15. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and all references herein to either the Company or the Optionee shall be deemed to include any successor or successors, whether immediate or remote.
     16. Governing Law and Enforcement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the United States of America and the State of Texas.
     17. Captions. The headings or captions of this Agreement and the Plan have been included for ease of reference only and are not to be considered in the construction or interpretation of this Agreement or the Plan or any section or clause contained herein or therein.
     18. Separate Agreement. Any and all Option rights granted to Optionee hereunder shall be deemed to be in addition to and separate and apart from any Option rights granted to Optionee under any separately existing Incentive Stock Option or other like agreement.
     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written.

TARRAGON CORPORATION,
a Nevada corporation

By:

OPTIONEE:

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